SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2003

ACE*COMM Corporation

(Exact name of registrant as specified in its charter)

Maryland	000-21059	52-1283030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland 20878

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (301) 721-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 4.     Changes in Registrant’s Certifying Accountant.

Effective June 24, 2003, Ace*Comm Corporation (the “Company”) dismissed its independent auditors, Ernst & Young LLP (“E&Y”) and engaged the services of Grant Thornton, LLP as its new independent auditors. The Board of Directors of the Company, upon the recommendation of its Audit Committee approved the dismissal and engagement.

During the two most recent fiscal years of the Company ended June 30, 2002 and 2001, and the subsequent interim period through June 24, 2003, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended June 30, 2002 and 2001 or within the subsequent interim period through June 24, 2003.

The audit reports of E&Y on the financial statements of the Company as of and for the fiscal years ended June 30, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A letter from E&Y is attached hereto as Exhibit 99.1.

During the two most recent fiscal years of the Company ended June 30, 2002 and 2001 and the subsequent interim period through June 24, 2003, the Company did not consult with Grant Thornton, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION (Registrant)

Date: June 30, 2003	/s/ Steven R. Delmar Name: Steven R. Delmar Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Letter of Ernst & Young LLP regarding change of certifying accountant.